Exhibit 99.1

Case Name: Interstate Bakeries
Corporation & All Subsidiaries                         Case No: 04-45814-jwv-11


                 Consolidated Monthly Operating Report Summary
                For The Four Weeks Ended and as of April 2, 2005
REVENUE
-------
Gross Income                                                          $     253,736,342
Less Cost of Goods Sold                                                     119,318,498
          Ingredients, Packaging &  Outside Purchasing   $ 61,385,543
          Direct & Indirect Labor                          46,812,729
          Overhead & Production Administration             11,120,226
GROSS PROFIT                                                                134,417,844
                                                                        ----------------

OPERATING EXPENSES
------------------
Owner - Draws/Salaries                                              -
Selling & Delivery Employee Salaries                       63,385,126
Advertising and Marketing                                   1,898,278
Insurance (Property, Casualty, & Medical)                  14,312,700
Payroll Taxes                                               5,280,666
Lease and Rent                                              4,355,941
Telephone and Utilities                                     1,765,314
Corporate Expense (Including Salaries)                      6,500,000
Other Expenses                                             29,930,550

TOTAL OPERATING EXPENSES                                                    127,428,575
                                                                        ----------------
          EBITDA                                                              6,989,269
Restructuring & Reorganization Charges                      5,330,390 (i)
Depreciation and Amortization                               6,861,508
Other Income                                                   (2,019)
Gain/Loss Sale of Prop                                              -
Interest Expense                                            3,333,078
Operating Income (Loss)                                                      (8,533,688)
Income Tax Expense (Benefit)                               (2,181,846)
                                                                        ----------------
Net Income (Loss)                                                      $     (6,351,842)
                                                                        ================


CURRENT ASSETS
--------------
          Accounts Receivable at end of period                        $     168,045,274
          Increase (Decrease) in Accounts Receivable for period              (2,534,294)
          Inventory at end of period                                         73,602,780
          Increase (Decrease) in Inventory for period                         2,357,816
          Cash at end of period                                             118,133,955
          Increase (Decrease) in Cash for period                             22,689,783 (ii)


LIABILITIES
-----------
          Increase (Decrease) Liabilities Not Subject to Compromise           5,143,511
          Increase (Decrease) Liabilities Subject to Compromise                 233,038
          Taxes payable:
               Federal Payroll Taxes                   $    8,645,806
               State/Local Payroll Taxes                    7,250,718
               State Sales Taxes                              670,800
               Real Estate and
                   Personal Property Taxes                 13,497,483
               Other (see attached supplemental schedule)   6,040,778
               Total Taxes Payable                                           36,105,585

See attached supplemental schedule for footnoted information.

IBC
Other Taxes Payable - Supplemental
Schedule
for period ended
April 2, 2005



                    Description                   Amount
                    -----------                   ------

          Use Tax                         $          1,490,524
          Accr. Franchise Tax                        2,092,432
          Other Taxes                                2,457,822

          Total Other Taxes Payable       $          6,040,778
                                            ===================

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         (i) Reorganization and Restructuring expenses for the period include professional fees incurred of approximately $2,997,000 and Key Employee Retention Plan related expenses of $1,755,000

         (ii) Increase in Cash is primarily the result of a $19,000,000 tax refund received in the period ended April 2, 2005.
-------------------------------------------------------------------------------

            EXPLANATORY NOTES TO THE INTERSTATE BAKERIES CORPORATION
                     CONSOLIDATED MONTHLY OPERATING REPORT
                           DATED AS OF APRIL 2, 2005


1. This consolidated Monthly Operating Report (MOR), reflecting results for the four-week period ended April 2, 2005 and balances of and period changes in certain of the Company's accounts as of April 2, 2005, is preliminary, unaudited and subject to material change prior to the filing of the Company's fiscal 2004 Annual Report on Form 10-K and the fiscal 2005 quarterly Form 10-Qs with the Securities and Exchange Commission (SEC). This MOR is being provided to the Bankruptcy Court and the U.S. Trustee pursuant to requirements under Local Rule 2015-2 C.

2. This MOR is not audited and will not be subject to audit or review by our external auditors on a stand-alone basis at any time in the future. This MOR does not reflect normal quarterly adjustments that are generally recorded upon review of major accounts prior to the end of each quarterly SEC filing period. In addition, items included in these results for the period ended April 2, 2005 may relate to earlier periods or quarters. These items may be reflected in different quarters when the Company files its fiscal 2004 Form 10-K and its fiscal 2005 first, second and third quarter Form 10-Qs.

3. This MOR is not prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) with regard to the following items (which list is not purported to be inclusive of every reason for non-GAAP compliance of this report):

       a. The Company has not completed the process of reconciling and identifying its pre and post-petition liabilities and those liabilities that will be subject to compromise. As such, liabilities classified as subject to compromise may change materially in future reports.

       b. This MOR does not reflect non-cash asset valuation charges that may be required under GAAP due to financial circumstances leading to our bankruptcy filing on September 22, 2004. We anticipate material impairment to our goodwill and we may also be required to reflect significant impairment charges related to our intangibles, namely trademarks and trade names, as well as to our income tax assets, property, plant and equipment and other operating assets.

       c. This MOR does not include certain financial statements and explanatory footnotes, including disclosures required under GAAP.

       d. This MOR is presented in a format providing information required under local rule and incorporating measurements used for internal operating purposes, rather than a GAAP-based SEC reporting format.

       e. Certain items related to results presented herein are under research and may impact results presented in future monthly reports. This MOR, as presented, may not be revised or corrected for such future changes/adjustments. In addition, as described above, the MOR does not reflect normal quarterly adjustments.